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                                                                EXHIBIT 23.3


                      CONSENT OF COOPERS & LYBRAND L.L.P.


We consent to the incorporation by reference in the registration statement of Watson Pharmaceuticals, Inc. on Form S-8 (No. 333-05737) and on Form S-4 (Nos. 333-16275 and 333-20029) of our report dated February 7, 1995, on our audit of the consolidated financial statements and financial statement schedule of Circa Pharmaceuticals, Inc. for the year ended December 31, 1994.


                                                COOPERS & LYBRAND L.L.P.


Melville, New York
March 27, 1997